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                                                                    Exhibit 23.5

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use of our report dated June 16, 1999, with respect to the financial statements of The North American Antenna Sites Business of Motorola, Inc. included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG LLP

Chicago, Illinois

July 9, 1999